EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 121 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of my opinion dated October 1, 2009, which was filed as Exhibit (i) to Post-Effective Amendment No. 118.

/s/ Maureen A. Gemma Maureen A. Gemma, Esq.

December 3, 2009 Boston, Massachusetts